MOODY NATIONAL REIT I, INC. 8-K
EXHIBIT 10.4

RECORDING REQUESTED BY AND
AFTER RECORDING RETURN TO:

Polsinelli Shughart PC
700 W. 47th Street, Suite 1000
Kansas City, Missouri 64112
Attention:  Michael B. Hickman
Asset No. 03-0265963

CONSENT, MODIFICATION AND ASSUMPTION AGREEMENT WITH RELEASE

This Consent, Modification and Assumption Agreement With Release (this “Agreement”) is entered into as of November 7, 2012, by and among WOODLANDS TERRAPIN INVESTORS I, LLC, WOODLANDS TERRAPIN INVESTORS II, LLC, WOODLANDS TERRAPIN INVESTORS III, LLC, 537 HOUSTON, LLC, MAVEN HOUSTON, LLC, MARC HOTEL HOUSTON, LLC, AND MIRIAM HOTEL HOUSTON, LLC, each a Texas limited liability company, jointly and severally as tenants in common (collectively, “Seller”), each with an address of 38 Miller Avenue, Suite 109, Mill Valley, California 94941, Attention:  Anthony Jon Sherman, SHERMAN FAMILY TRUST DTD 4/22/03 TRUST, with an address of 38 Miller Avenue, Suite 109, Mill Valley, California 94941, MARC E. LIPTON LIVING TRUST, with an address of 18930 W. 10 Mile Road, Suite 3000, Southfield, Michigan 48075, MARC E. LIPTON, an individual with an address of 18930 W. 10 Mile Road, Suite 3000, Southfield, Michigan 48075, CRAIG S. LIPTON REVOCABLE TRUST DTD 3/22/04, with an address of 1138 Taylor Street, San Francisco, California 94108, CRAIG S. LIPTON, an individual with an address of 1138 Taylor Street, San Francisco, California 94108, MIRIAM F. LIPTON, an individual with an address of 1865 Clay Street #4, San Francisco, California 94109, DWIGHT W. DAVIS, an individual with an address of 1148 Alpine Drive, Walnut Creek, California  94596, WILLIAM D. SCHMICKER, an individual, with an address of 1148 Alpine Drive, Walnut Creek, California 94596 and ANTHONY JON SHERMAN, an individual with an address of 38 Miller Avenue, Suite 109, Mill Valley, California 94941 (collectively, “Seller Principal”), TERRAPIN OPERATOR WOODLANDS, LLC, a Texas limited liability company (“Seller Tenant”), with an address of 38 Miller Avenue, Suite 109, Mill Valley, California  94941, Attention:  Anthony Jon Sherman, MOODY NATIONAL WOOD-HOU HOLDING, LLC, a Delaware limited liability company (“Buyer”), with an address of 6363 Woodway, Suite 110, Houston, Texas 77057, MOODY NATIONAL REIT I, INC., a Maryland corporation, MOODY NATIONAL OPERATING PARTNERSHIP I, L.P., a Delaware limited partnership, BRETT C. MOODY, an individual (collectively, “Buyer Principal”), each with an address of 6363 Woodway, Suite 110, Houston, Texas 77057, MOODY NATIONAL WOOD-HOU MT, LLC, a Delaware limited liability company (“Buyer Tenant”) with an address of 6363 Woodway, Suite 110, Houston, Texas 77057, and U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE, SUCCESSOR-IN-INTEREST TO BANK OF AMERICA, N.A., AS TRUSTEE, SUCCESSOR BY MERGER TO LASALLE BANK NATIONAL ASSOCIATION, AS TRUSTEE FOR THE REGISTERED HOLDERS OF J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP9, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-LDP9 (collectively referred to herein as “Lender”), with an address of c/o Midland Loan Services, 10851 Mastin, Suite 300, Overland Park, Kansas 66210.

RECITALS

A.           Seller is the owner of certain real property located in Montgomery County, Texas commonly known as Homewood Suites, which real property is more particularly described in Exhibit A attached hereto and incorporated herein by reference.  Such real property, together with all improvements, fixtures and personal property located thereon is collectively referred to as the “Property.”

B.           Lender is the owner and holder of certain documents (the “Original Loan Documents”) evidencing and securing a loan (the “Loan”) made by ARCS Commercial Mortgage Co., L.P., a California limited partnership (“Original Lender”) to Seller, including, without limitation, the:

(i)	Promissory Note dated as of November 17, 2006 (the “Original Closing Date”), in the original principal amount of 7,500,000.00, executed by Seller, as maker, in favor of Original Lender (the “Note”).

(ii)
Deed of Trust and Security Agreement dated as of the Original Closing Date, executed by Seller in favor of Ronald J. Dold, as trustee for the benefit of Original Lender, filed for record November 27, 2006, in the Office of the Register of Deeds, Recorder of Deeds or County Clerk, as applicable, in and for Montgomery County, Texas (the “Recording Office”), under Clerk’s File No. 2006-137885 (the “Security Instrument”).

(iii)
Assignment of Leases and Rents dated as of the Original Closing Date, executed by Seller in favor of Original Lender, filed for record November 27, 2006 in the Recording Office under Clerk’s File No. 2006-137886 (the “Seller Assignment of Leases”).

(iv)
Assignment of Leases and Rents dated as of the Original Closing Date, executed by Seller Tenant in favor of Original Lender, filed for record November 27, 2006 in the Recording Office under Clerk’s File No. 2006-137886 (the “Seller Tenant Assignment of Leases” and together with the Seller Assignment of Leases, the “Assignment of Leases”).

(v)
Nine (9) Hazardous Substances Indemnity Agreements dated as of the Original Closing Date, in favor of Original Lender each executed by Seller and one executed by each Seller Principal (collectively, the “Environmental Indemnity”).

(vi)	Nine (9) Indemnity and Guaranty Agreements dated as of the Original Closing Date, one each executed by each Seller Principal in favor of Original Lender (collectively, the “Guaranty”).

(vii)
Assignment and Subordination of Management Agreement dated as of the Original Closing Date executed by Lender, Seller Tenant and Hospitality Management Advisors, Inc., a Tennessee corporation (the “Seller Manager”) (the “Subordination of Management Agreement”).

(viii)	Subordination and Acknowledgment Agreement dated as of the Original Closing Date executed by Seller, Original Lender and Seller Tenant (the “Subordination”).

(ix)	Notice and Final Agreement dated as of the Original Closing Date executed by Seller and Original Lender (the “Notice”).

(x)	Cash Management Agreement dated as of the Original Closing Date executed by Seller, Seller Tenant, and Seller Manager in favor of Original Lender (“Cash Management Agreement”).

(xi)	Restricted Account Agreement dated as of the Original Closing Date executed by Seller, Original Lender, Seller Tenant and Wells Fargo Bank, N.A. (“Restricted Account Agreement”).

C.           Midland Loan Services, a Division of PNC Bank, National Association, services the Loan for Lender, as master servicer, pursuant to that certain Amended and Restated Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”) dated as of March 17, 2010.

D.           Seller and Buyer are the current parties to a Purchase Agreement (as amended, the “Purchase Agreement”) dated March 22, 2012, pursuant to which the Property is to be transferred to Buyer and Buyer is to assume the Loan.  Buyer also intends to lease the Property to Buyer Tenant and to transfer to Buyer Tenant certain personal property related to the operation of the Property.  Said transfers and lease of the Property and related personal property, and assumption of the Loan, shall be referred to herein collectively as the “Transfer and Assumption”.

E.           Seller and Buyer have requested that Lender consent to the Transfer and Assumption, and without the prior consent of the Lender, the Transfer and Assumption would constitute a default under the Original Loan Documents.  Subject to the terms and conditions of this Agreement, Lender has agreed to consent to the Transfer and Assumption.

F.           With respect to Seller, Seller Principal and Seller Tenant, the term “Loan Documents” as used hereinafter shall mean the Original Loan Documents.  With respect to Buyer, Buyer Principal and Buyer Tenant, the term “Loan Documents” as used hereinafter shall mean collectively the Original Loan Documents (except to the extent amended or replaced pursuant to this Agreement), this Agreement, and all other documents, instruments and agreements executed by Buyer, Buyer Principal and Buyer Tenant in connection with the Loan or the Transfer and Assumption.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

1.           Consent to Transfer.  Subject to satisfaction of all of the conditions contained herein, Lender consents to the Transfer and Assumption.  This consent is strictly limited to the Transfer and Assumption described in this Agreement.  This Agreement shall not constitute a waiver or modification of any requirement of obtaining Lender’s consent to any future transfer of the Property or any portion thereof or interest therein, nor shall it constitute a modification of the terms, provisions, or requirements in the Loan Documents in any respect except as expressly provided herein.  Buyer specifically acknowledges that any subsequent transfer of any interest in any of the Property or interest in Buyer in violation of the Loan Documents shall be a default thereunder.  The Loan Documents are hereby ratified and, except as expressly modified in this Agreement, remain unmodified and are in full force and effect.

2.           Loan Information.  The parties hereto agree that as of the date hereof:

(a)	The outstanding principal balance of the Note is $6,911,421.98.
(b)	The interest rate of the Note is a fixed rate of 6.000% per annum.
(c)	The maturity date of the Note is December 6, 2016.
(d)	The following listed payments are due and payable on the first day of each and every calendar month:

•	$44,966.29	principal and interest installments.
•	$14,785.28	tax escrow deposit.
•	$2,473.35	insurance escrow deposit.
•	$10,889.02	FF&E reserve escrow deposit.

(e)	The current balance of each escrow account held by Lender with respect to the Loan Note is:

•	$162,638.02	tax escrow account.
•	$37,968.88	insurance escrow account.
•	$54,445.10	FF&E reserve escrow account.

(f)	All required payments due through November 6, 2012 under the Loan Documents have been paid.
(g)	There are no defenses or claims of setoffs with respect to any sums or amounts owing under the Loan Documents.
(h)	Lender is the current owner and holder of the Loan Documents.
(i)	There is no existing Event of Default (as defined in the Loan Documents) or event or condition that, with the giving of notice or passage of time or both, would constitute an Event of Default.

3.           Conditions.  In addition to any other conditions set forth herein or required by Lender, the following are conditions precedent that must be satisfied prior to the closing of the Transfer and Assumption (the “Closing”):

(a)
The execution, acknowledgment, delivery and recordation of this Agreement by all of the parties concurrently with the Closing, and the execution, acknowledgement and delivery of all other agreements, instruments and documents required by Lender hereunder concurrently with and in connection with the Closing, including but not limited to (i) an operating lease between Buyer and Buyer Tenant, (ii) a Security Agreement (“Security Agreement”) executed by Buyer Tenant, (iii) replacements for the Environmental Indemnity, Guaranty, Notice, Seller Tenant Assignment of Leases, Subordination of Management Agreement, Subordination, Cash Management Agreement, and Restricted Account Agreement, (iv) terminations of the following Seller/Seller Tenant agreements:  Franchise Agreement, tenancy in common agreement and any recorded memorandum thereof, and operating lease and any recorded memorandum thereof, and (v) a new franchise agreement and related comfort letter.

(b)	The execution, delivery and recordation or filing, as applicable, of one more new financing statements, or amendments to existing financing statements as required by Lender at Closing.
(c)
Buyer’s delivery to Lender of satisfactory evidence that all insurance over the Property required by the Loan Documents (the “Required Insurance”) is in full force and effect as of the Closing, with all required premiums paid, and contains a mortgagee’s clause (the “Mortgagee’s Clause”) satisfactory to Lender in favor of Lender, its successors and/or assigns, c/o Midland Loan Services, Master Servicer, 10851 Mastin, Suite 300, Overland Park, Kansas 66210; re: Loan Number 03-0265963.

(d)	Lender’s receipt of satisfactory Title Policy (hereinafter defined).
(e)	The full release and reconveyance of any other liens or monetary encumbrances against the Property.
(f)	Lender’s receipt of all of the Required Payments (hereinafter defined).
(g)	The satisfaction of all other conditions contained in the approval letter issued by the Lender in connection with the Transfer and Assumption.

4.           Fees, Payment and Expenses.  Buyer and/or Seller covenants and agrees to pay to Lender at Closing the following (the “Required Payments”):

(a)	1% of the amount listed in Section 2(a) above, as an assumption fee for Lender’s consent to the Transfer and Assumption of the Loan.
(b)	The amounts listed in Section 2(d) above due and payable on December 6, 2012, but only if the Transfer and Assumption closes after November 15, 2012.
(c)	The amount of $6,645.18 as a deposit into the FF&E Reserve (as defined in Section 1.7 of the Security Instrument), for the purposes set forth in the Security Instrument.
(d)	The amount of $1,315,870.15 to be held by Lender in escrow for the purposes set forth in replacement Exhibit B to the Security Instrument, which is attached to this Agreement as Exhibit B.
(e)	Payment of underwriting fee of $3,250.00 and a UCC filing fee of $50.00.
(f)	Payment of legal fees and expenses of Lender’s counsel in connection with the Transfer and Assumption.
(g)	Payment of the fees and expenses of rating agencies, and their respective counsel, if applicable.

5.           Loan Modifications; Post Closing Matters.

(a)	The Security Instrument is hereby modified in the following manner:

(i)
Section 1.4(g) is hereby amended by deleting ARCS Commercial Mortgage Co., L.P. as the named mortgagee for insurance purposes, and replacing it with the phrase “As may be directed by Lender from time to time.”

(ii)	Section 1.7 is hereby amended as follows:

(A)
Borrower has requested that it be permitted to obtain disbursements from the FF&E reserve twice per month, notwithstanding the current limitation of once per month.  Lender’s standard disbursement frequency is once per month, so disbursement related to any second monthly disbursement request shall be made at Lender’s discretion using commercially reasonable efforts to process such second disbursement.

(B)	Clause (1) is hereby amended to read as follows:

“(1) affidavits, lien waivers (provided, however, Lender shall not unreasonably withhold its consent to Borrower’s provision of a conditional lien waiver subject only to the payment of the amount specified in such disbursement request so long as a final unconditional lien waiver corresponding to any conditional lien waiver previously delivered accompanies additional funding requests) or other evidence reasonably satisfactory to Lender showing that all materialmen, laborers, subcontractors and any other parties who might or could claim statutory or common law liens and are furnishing or have furnished materials or labor to the Property have been paid all amounts due for labor and materials furnished to the Property.”

(C)	The certification required under clause (2) shall be required only upon Lender’s request.

(iii)
The first, second and third sentences of Section 1.12(b) shall not apply to intermittent or non-recurring breaches of Leases of less than thirty (30) days to overnight guests or of banquet facilities or meeting rooms (collectively, “Short Term Leases”), unless such breaches, or the failure to enforce such Leases, as applicable, could reasonably be expected to have a materially adverse effect on the business, operations or financial condition of the Borrower or the Operating Tenant.

(iv)
The covenant contained in Section 1.12(c)(ii) shall be applied to all Leases as a whole, since there is a wide range of rental rates that may be charged from day to day and from one customer to another within the hotel industry.

(v)
Notwithstanding the provisions of Section 1.12(c)(iii), Borrower and Operating Tenant shall be permitted to rent rooms to officers and employees of Borrower and Operating tenant in the ordinary course of their business so long as such rentals do not have a material adverse effect on the business, operations or financial condition of the Borrower or the Operating Tenant.

(vi)
Section 1.12(c)(iv) shall not be deemed to prohibit the renting of or payment for rooms (i) by employers or other organizations for their employees, agents and members, (ii) by travel facilitators (such as Expedia, Travelocity, etc.) for their customers, and (iii) by guests using Hilton Points or similar types of credits.

(vii)	The third sentence of Section 1.12(c) is hereby amended to read as follows:

“Borrower or Operating Tenant shall not, without the prior written consent of Lender:  (1) modify any Lease; (2) terminate or accept the surrender of any Lease; or (3) waiver or release any other party from the performance or observance of any obligation or condition under any Lease; provided, however, that Borrower or Operating Tenant may do any of the foregoing in the normal course of business in a manner which is consistent with sound and customary leasing and management practices for similar properties in the community in which the Property is located so long as such actions do not have a material adverse effect on the business, operations or financial condition of the Borrower or the Operating Tenant.”

(viii)
Notwithstanding the provisions of Section 1.12(d), and provided no Event of Default exists, Operating Tenant shall be permitted to occasionally take advance deposits with respect to reservations of rooms, banquet facilities and meeting rooms, and hold such deposits in Operating Tenant’s operating account so long as Operating Tenant makes ledger entries in its records reflecting such deposits, keeps such deposits in the Operating Account until the date they become earned Rents, and within one (1) business day after such date, causes them to be deposited into the deposit account controlled by Lender.

(ix)
Notwithstanding anything to the contrary contained in Section 1.13 of the Deed of Trust, the sale, conveyance, transfer, disposition, alienation, hypothecation, pledge or encumbering (collectively, a “Transfer”) of all or any portion of the direct or indirect ownership interests in Moody National REIT I, Inc., a Maryland corporation (the “REIT”) shall be permitted without Lender’s consent, provided that following such Transfer (a) except with the Lender’s prior written consent, the REIT remains a publicly reporting company, and (b) no Person together with such Person's Affiliates, other than Brett C. Moody and his Affiliates, owns, Controls or holds a lien or pledge on, more than forty-nine percent (49%) of the direct or indirect ownership interests in the REIT. For purposes of this paragraph:

(A)
the term “Person “shall mean any individual, corporation, partnership, limited liability company, joint venture, estate, trust, unincorporated association, any other entity, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing;

(B)
the term “Affiliate” shall mean, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; and

(C)
the term “Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise, and the term “Controlled” shall have a meaning correlating thereto.

(x)
Section 1.32 (v) is hereby amended by deleting the defined term of “Terrapin Operator” and replacing it with the following:  “Moody National Wood-Hou MT, LLC, a Delaware limited liability company (“Moody Operator”)”.  All other references in the Security Instrument to the term “Terrapin Operator” shall be deemed to be deleted and replaced with the term “Moody Operator”.

(xi)
The first sentence of Section 1.37 is hereby amended and restated to read as follows:  “Borrower shall comply with all terms and provisions of that certain  Franchise Agreement dated on or about November ___, 2012 between Moody Operator and Homewood Suites Franchise, LLC (the “Franchisor”) relating to the Property, a copy of which has been delivered to Lender (as may be amended, restated or replaced with the consent of the Lender, the “Franchise Agreement”), and shall keep the Franchise Agreement in full force and effect so long as any portion of the secured indebtedness remains outstanding.”

(xii)	Section 1.38 is hereby deleted in its entirety.

(xiii)
The first sentence of Section 1.39 is hereby amended and restated to read as follows:  “With respect to that certain Property Lease dated on or about November ___, 2012, by and between Borrower, as landlord, and Moody Operator, as tenant (“Operating Lease”), Borrower covenants, agrees or warrants (as applicable) as follows:”.  Buyer hereby remakes the covenants, agreements and warranties (as applicable) contained in revised Section 1.39.

(xiv)	The Borrower and Lender contact information referenced on Page 1 and in Section 5.4 shall be as follows:

Borrower:	Moody National Wood-Hou Holding, LLC
6363 Woodway, Suite 110
Houston, Texas 77057

Lender:
U.S. Bank National Association, as Trustee, successor-in-interest to Bank of America, N.A., as Trustee, Successor by Merger to LaSalle Bank National Association, as Trustee for the Registered Holders of J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-LDP9, Commercial Mortgage Pass-Through Certificates, Series 2006-LDP9

c/o Midland Loan Services
10851 Mastin, Suite 300
Overland Park, Kansas 66210

(xv)	Section 5.28 is hereby amended by replacing each instance of the term “Renovation Reserve” with the term “PIP Reserve”.

(xvi)	Exhibit B is hereby deleted in its entirety and replaced with the attached Exhibit B.

(xvii)	Exhibit C is hereby deleted in its entirety.

(b)
Within ninety (90) days from the date hereof, Buyer shall complete the immediate repairs identified in that certain Property Condition Report dated April 24, 2012 (“PCR”) prepared by Nova Consulting Group, Inc. in connection with this transaction (as more particularly described in the PCR (“Immediate Repairs”).  Buyer shall provide evidence reasonably satisfactory to Lender that the Immediate Repairs have been completed.  Required evidence may include any and all items reasonably required by Lender or Lender’s servicer as evidence that such items have been completed.  Failure to make the Immediate Repairs within said time period shall constitute an Event of Default under the Loan Documents, at the election of Lender, and Lender shall have all remedies provided therein including the right to make the Immediate Repairs and obtain reimbursement from the Buyer.

(c)
Seller acknowledges that the Security Instrument as recorded, contains incorrect pages on pages 3 – 7 (Recorded Pages ###-##-#### through ###-##-####) (collectively, the “Original Pages”) which error inadvertently resulted from inserting the wrong Original Pages into the Security Instrument at the closing of the Loan (the “Error”). The Original Pages are hereby replaced by the pages attached to this Agreement as Schedule I, with such replacement to be effective as of the Original Closing Date.  Seller hereby remakes, ratifies, affirms, reaffirms, acknowledges and confirms the Security Instrument, the grant and conveyance made therein, and its obligations thereunder, to be effective from and after the Original Closing Date, and agrees that the Security Instrument remains in full force and effect and represents the legal, valid and binding obligations of Seller, enforceable against Seller in accordance with its terms.  Buyer agrees that the foregoing provisions of this Section 5(c) fully correct the Error with the same force and effect as if Seller had executed the Security Instrument without the Error.  The release of Seller under Section 17 of this Agreement, as to the Security Instrument, shall be deemed to become effective as to the Security Instrument immediately following the effectiveness of the foregoing provisions of this Section 5(c).

(d)	Lender hereby releases and discharges the Seller Tenant Assignment of Leases.

(e)
Seller entered into (or in the case of clause (iii) below, permitted) the following agreements without the consent of Lender, with respect to the granting of a drainage easement on the Property, the construction and operation of a detention pond on the Property (the “Pond”), the granting of a purchase option with respect to that portion of the Property affected by the Pond (since terminated), and the leasing of that portion of the Property containing the Pond (collectively, the “Subordinate Agreements”):

(i)
Drainage Easement dated July 21, 2008, from Seller in favor of the City of Shenandoah, Montgomery County, Texas (the “City”), filed for record July 24, 2008, in the Recording Office under Clerk’s File No. 2008-074377 (the “Drainage Easement”);

(ii)	Lease dated August 13, 2008, between Seller and the City;

(iii)	Affidavit Regarding Lease and Purchase Option executed by the Mayor of the City, filed for record in the Recording Office under Clerk’s File No. 2008-086247;

(iv)	City of Shenandoah/Homewood Suites Lease dated August 1, 2011, between Seller and the City; and

(v)	Memorandum of Lease dated the date hereof, executed by Seller and the City, to be recorded in the Recording Office concurrently with the closing of the Transfer and Assumption.

Seller hereby represents and warrants to Lender that the Subordinate Agreements are and remain subject and subordinate to the Loan and the Loan Documents.  Lender hereby waives any and all defaults and Events of Default under the Loan Documents with respect to the Subordinate Agreements and any actions taken pursuant thereto in constructing, operating and maintaining the utility lines pursuant to the Drainage Easement, and the Pond pursuant to the other Subordinate Agreements.  This waiver shall not extend to any future easements, leases or alterations that may require prior Lender consent under any applicable provisions of the Loan Documents, and shall not be deemed to modify such provisions.

6.           Title Policy.  At Closing, Buyer shall (a) cause Old Republic National Title Insurance Company to issue a new mortgagee’s title insurance policy, in such form as Lender may require (“Title Policy”), including showing that the Buyer is the owner of the Property, the effective date of the Title Policy is the date of the Closing, and showing that the Loan Documents are in a first lien position, and (b) pay the cost of the Title Policy, any escrow, filing or recording fees applicable to this transaction, and Lender’s costs and expenses incurred in connection with this Agreement or this transaction, including Lender’s attorneys’ fees, if any, incurred in connection with this Agreement or this transaction.

7.           Buyer’s Assumption of Loan; Financing Statements.  Buyer hereby expressly assumes the obligation to pay the unpaid balance due and owing on the Loan, all interest thereon as provided in the Note and all other obligations under the Loan Documents, with the same force and effect as if Buyer had been specifically named therein as the original maker, borrower or grantor, as applicable.  Without limiting the generality of the foregoing, Buyer expressly assumes the obligation to pay all loan installments as they become due and to observe all obligations of the Loan Documents.  Buyer’s assumption of the foregoing obligations (a) is absolute, unconditional and is not subject to any defenses, waivers, claims or offsets, (b) shall not be affected or impaired by any agreement, condition, statement or representation of any person or entity other than Lender.  Buyer expressly agrees that it has read, approved and will comply with and be bound by all of the terms, conditions, and provisions contained in the Loan Documents.  Buyer specifically agrees that if the Note is recourse, Lender’s remedies shall not in any respect or extent be limited solely to the Property or any other collateral securing the Loan.

Buyer hereby authorizes Lender to file one or more new financing statements, or amendments to existing financing statements, covering fixtures and personal property collateral included in the Property and covered by the security agreement contained in the Loan Documents, without signature of Buyer where permitted by law. Buyer hereby confirms that it grants Lender a security interest in all fixtures and personal property collateral described in the Loan Documents.

8.           No Representations of Lender.  The parties hereto agree that (a) Lender has made no representations or warranty, either express or implied regarding the Property and has no responsibility whatsoever with respect to the Property, its condition, or its use, occupancy or status, and (b) no claims relating to the Property, its condition, or its use, occupancy or status, will be asserted against Lender or its agents, employees, professional consultants, affiliated entities, successors or assigns, either affirmatively or as a defense.

9.           Intentionally Omitted.

10.         Intentionally Omitted.

11.         Seller’s Representations & Warranties.  Seller hereby represents and warrants that:

(a)	Seller is the owner of the Property and is duly authorized to execute, deliver and perform this Agreement.
(b)	Any court or third-party approvals necessary for Seller to enter into this Agreement have been obtained.
(c)	The entities and/or persons executing this Agreement on behalf of Seller are duly authorized to execute and deliver this Agreement.
(d)
This Agreement and the Loan Documents are in full force and effect and the transactions contemplated therein constitute valid and binding obligations of Seller, enforceable against Seller in accordance with their terms and have not been modified either orally or in writing.

(e)	Lender has not waived any requirements of the Loan Documents nor any of Lender’s rights thereunder.
(f)	There is no existing Event of Default or event or condition that, with the giving of notice or passage of time or both, would constitute an Event of Default.
(g)	All taxes and assessments applicable to the Property that are due and payable as of the Closing have been paid.
(h)	The next payment for real property taxes applicable to the Property is due on or before January 31, 2013.
(i)	All representations and warranties of Seller in the Purchase Agreement are true and correct.
(j)
The Original Loan Documents listed in Recital B, Paragraphs (i) through (xi) constitute all of the documents, instruments and agreements evidencing and securing the Loan immediately prior to the closing of the Transfer and Assumption (excluding any recorded or filed UCC financing statements).

(k)
All information provided to Lender or Midland Loan Services, a division of PNC Bank, National Association (“Midland”) by Seller, or any of its employees, officers, directors, partners, members, managers or representatives, in connection with or relating to (i) this Agreement or the transactions contemplated hereby or (ii) the Property, contains no untrue statement of material fact and does not omit a material fact necessary in order to make such information not misleading, and the provision of any such information by Lender or Midland to any rating agency is expressly consented to by Seller and will not infringe upon or violate any intellectual property rights of any party.  Seller, by its execution of this Agreement, jointly and severally with Seller Principal, agrees to reimburse, indemnify and hold Lender, its officers, agents, loan servicers (including, without limitation, Midland) and employees harmless from and against any and all liabilities, judgments, costs, claims, damages, penalties, expenses, losses or charges (including, but not limited to, all legal fees and court costs), which may now or in the future be undertaken, suffered, paid, awarded, assessed or otherwise incurred as a result of or arising out of any breach or inaccuracy of the foregoing representations and warranties or any fraudulent or tortious conduct of Seller in connection with this Agreement or the transactions contemplated hereby, or the Property, including the misrepresentation of financial data presented to Lender.

(l)	All representations and warranties referred to herein shall be true as of the date of this Agreement and the Closing and shall survive the Closing.
(m)
All Renovation Work, (as defined in the Security Instrument), as required in Schedule B of the Security Instrument, has been completed and paid for and all funds have been disbursed to Seller from the Renovation Reserve (as defined in the Security Instrument).

Lender is entitled to rely, and has relied, upon these representations and warranties in the execution and delivery of this Agreement and all other documents and instruments executed and delivered by Lender in connection with this Agreement.

12.         Seller Principal’s Representations and Warranties.  Seller Principal hereby represents and warrants that:

(a)	Seller Principal is duly authorized to execute, deliver and perform this Agreement.
(b)	Any court or third-party approvals necessary for Seller Principal to enter into this Agreement have been obtained.
(c)	The entities and/or persons executing this Agreement on behalf of Seller Principal are duly authorized to execute and deliver this Agreement.
(d)
This Agreement and the Loan Documents are in full force and effect and the transaction contemplated therein constitute valid and binding obligations of Seller Principal, enforceable against Seller Principal in accordance with their terms, and have not been modified either orally or in writing.

(e)	Lender has not waived any requirements of the Loan Documents nor any of Lender’s rights thereunder.
(f)	There is no bankruptcy, receivership or insolvency proceeding pending or threatened against Seller Principal.

(g)
Seller Principal does not have any intention to do any of the following prior to the Closing or within the 180 days following the Closing:  (i) seek entry of any order for relief as debtor and a proceeding under the Code (hereinafter defined), (ii) seek consent to or not contest the appointment of a receiver or trustee for itself or for all or any part of its property, (iii) file a petition seeking relief under any bankruptcy, arrangement, reorganization or other debtor relief laws, or (iv) make a general assignment for the benefit of its creditors.

(h)
All information provided to Lender or Midland by Seller or Seller Principal, or any of its employees, officers, directors, partners, members, managers or representatives, in connection with or relating to (i) this Agreement or the transactions contemplated hereby or (ii) the Property, contains no untrue statement of material fact and does not omit a material fact necessary in order to make such information not misleading, and the provision of any such information by Lender or Midland to any rating agency is expressly consented to by Seller Principal and will not infringe upon or violate any intellectual property rights of any party.  Seller Principal, by its execution of this Agreement, jointly and severally with Seller, agrees to reimburse, indemnify and hold Lender, its officers, agents, loan servicers (including, without limitation, Midland) and employees harmless from and against any and all liabilities, judgments, costs, claims, damages, penalties, expenses, losses or charges (including, but not limited to, all legal fees and court costs), which may now or in the future be undertaken, suffered, paid, awarded, assessed or otherwise incurred as a result of or arising out of any breach or inaccuracy of the foregoing representations and warranties or any fraudulent or tortious conduct of Seller or Seller Principal in connection with this Agreement or the transactions contemplated hereby, or the Property, including the misrepresentation of financial data presented to Lender by Seller.

(i)	All representations and warranties referred to herein shall be true as of the date of this Agreement and Closing and shall survive Closing.

Lender is entitled to rely, and has relied, upon these representations and warranties in the execution and delivery of this Agreement and all other documents and instruments executed and delivered by Lender in connection with this Agreement.

13.         Seller Tenant’s Representations and Warranties.  Seller Tenant hereby represents and warrants that:

(a)	Seller Tenant is duly authorized to execute, deliver and perform this Agreement.
(b)	Any court or third-party approvals necessary for Seller Tenant to enter into this Agreement have been obtained.
(c)	The entities and/or persons executing this Agreement on behalf of Seller Tenant are duly authorized to execute and deliver this Agreement.
(d)
This Agreement and the Loan Documents to which Seller Tenant is a party, are in full force and effect and the transaction contemplated therein constitute valid and binding obligations of Seller Tenant, enforceable against Seller Tenant in accordance with their terms, and have not been modified either orally or in writing.

(e)	Lender has not waived any requirements of the Loan Documents nor any of Lender’s rights thereunder.

(f)	There is no bankruptcy, receivership or insolvency proceeding pending or threatened against Seller Tenant.
(g)
Seller Tenant does not have any intention to do any of the following prior to the Closing or within the 180 days following the Closing:  (i) seek entry of any order for relief as debtor and a proceeding under the Code (hereinafter defined), (ii) seek consent to or not contest the appointment of a receiver or trustee for itself or for all or any part of its property, (iii) file a petition seeking relief under any bankruptcy, arrangement, reorganization or other debtor relief laws, or (iv) make a general assignment for the benefit of its creditors.

(h)
All information provided to Lender or Midland by Seller Tenant, or any of its employees, officers, directors, partners, members, managers or representatives, in connection with or relating to (i) this Agreement or the transactions contemplated hereby or (ii) the Property, contains no untrue statement of material fact and does not omit a material fact necessary in order to make such information not misleading, and the provision of any such information by Lender or Midland to any rating agency is expressly consented to by Seller Tenant and will not infringe upon or violate any intellectual property rights of any party.  Seller Tenant, by its execution of this Agreement, jointly and severally with Seller, agrees to reimburse, indemnify and hold Lender, its officers, agents, loan servicers (including, without limitation, Midland) and employees harmless from and against any and all liabilities, judgments, costs, claims, damages, penalties, expenses, losses or charges (including, but not limited to, all legal fees and court costs), which may now or in the future be undertaken, suffered, paid, awarded, assessed or otherwise incurred as a result of or arising out of any breach or inaccuracy of the foregoing representations and warranties or any fraudulent or tortious conduct of Seller or Seller Tenant in connection with this Agreement or the transactions contemplated hereby, or the Property, including the misrepresentation of financial data presented to Lender by Seller Principal.

(i)	All representations and warranties referred to herein shall be true as of the date of this Agreement and Closing and shall survive Closing.

Lender is entitled to rely, and has relied, upon these representations and warranties in the execution and delivery of this Agreement and all other documents and instruments executed and delivered by Lender in connection with this Agreement.

14.         Buyer’s Representations and Warranties.  Buyer hereby represents and warrants that:

(a)	Buyer is duly authorized to execute, deliver and perform this Agreement.
(b)	Any court or third-party approvals necessary for Buyer to enter into this Agreement have been obtained.
(c)	The entities and/or persons executing this Agreement on behalf of Buyer are duly authorized to execute and deliver this Agreement.
(d)
This Agreement and the Loan Documents, as assumed by Buyer, are in full force and effect and the transactions contemplated therein constitute valid and binding obligations of Buyer, enforceable against Buyer in accordance with their terms and have not been modified either orally or in writing.

(e)	To Buyer’s knowledge, there is no existing Event of Default or event or condition that, with the giving of notice or passage of time or both, would constitute an Event of Default.
(f)	To Buyer’s knowledge, all taxes and assessments applicable to the Property that are due and payable as of the Closing have been paid.
(g)	The next payment for real property taxes applicable to the Property is due on or before January 31, 2013.
(h)	All representations and warranties of Buyer in the Purchase Agreement are true and correct.
(i)	There is no bankruptcy, receivership or insolvency proceeding pending or threatened against Buyer.
(j)
Buyer does not have any intention to do any of the following prior to the Closing or within the 180 days following the Closing (i) seek entry of any order for relief as debtor and a proceeding under the Code (hereinafter defined), (ii) seek consent to or not contest the appointment of a receiver or trustee for itself or for all or any part of its property, (iii) file a petition seeking relief under any bankruptcy, arrangement, reorganization or other debtor relief laws, or (iv) make a general assignment for the benefit of its creditors.

(k)	All of the Required Insurance is in full force and effect, with all required premiums paid, and contains the required Mortgagee’s Clause.
(l)
All funds used by the Buyer to acquire the Property and to close the Transfer and Assumption, derive from capital contributions to Buyer, and are not secured, directly or indirectly, by an interest in the Buyer or any collateral for the Loan.

(m)
The financial position of the Buyer has not significantly deteriorated from the financial position reflected in the most recent financial statements of Buyer  provided to Lender (to the extent such statements have been provided).

(n)
All information provided to Lender or Midland by Buyer, or any of its employees, officers, directors, partners, members, managers or representatives, in connection with or relating to (i) this Agreement or the transactions contemplated hereby or (ii) the Property, contains no untrue statement of material fact and does not omit a material fact necessary in order to make such information not misleading, and the provision of any such information by Lender or Midland to any rating agency is expressly consented to by Buyer and will not infringe upon or violate any intellectual property rights of any party.  Buyer, by its execution of this Agreement, jointly and severally with Buyer Principal, agrees to reimburse, indemnify and hold Lender, its officers, agents, loan servicers (including, without limitation, Midland) and employees harmless from and against any and all liabilities, judgments, costs, claims, damages, penalties, expenses, losses or charges (including, but not limited to, all legal fees and court costs), which may now or in the future be undertaken, suffered, paid, awarded, assessed or otherwise incurred as a result of or arising out of any breach or inaccuracy of the foregoing representations and warranties or any fraudulent or tortious conduct of Buyer in connection with this Agreement or the transactions contemplated hereby, or the Property, including the misrepresentation of financial data presented to Lender by Buyer.

(o)	All representations and warranties referred to herein shall be true as of the date of this Agreement and the Closing and shall survive the Closing.

Lender is entitled to rely, and has relied, upon these representations and warranties in the execution and delivery of this Agreement and all other documents and instruments executed and delivered by Lender in connection with this Agreement.

15.         Buyer Principal’s Representations and Warranties.  Buyer Principal hereby represents and warrants that:

(a)	Buyer Principal is duly authorized to execute, deliver and perform this Agreement.
(b)	Any court or third-party approvals necessary for Buyer Principal to enter into this Agreement have been obtained.
(c)	The entities and/or persons executing this Agreement on behalf of Buyer Principal are duly authorized to execute and deliver this Agreement.
(d)
This Agreement, and the replacements for the Environmental Indemnity and the Guaranty are in full force and effect and the transaction contemplated therein constitute valid and binding obligations of Buyer Principal, enforceable against Buyer Principal in accordance with their terms, and have not been modified either orally or in writing.

(e)	There is no bankruptcy, receivership or insolvency proceeding pending or threatened against Buyer Principal.
(f)
Buyer Principal does not have any intention to do any of the following prior to the Closing or within the 180 days following the Closing:  (i) seek entry of any order for relief as debtor and a proceeding under the Code (hereinafter defined), (ii) seek consent to or not contest the appointment of a receiver or trustee for itself or for all or any part of its property, (iii) file a petition seeking relief under any bankruptcy, arrangement, reorganization or other debtor relief laws, or (iv) make a general assignment for the benefit of its creditors.

(g)
All funds used by the Buyer and Buyer Tenant to acquire the Property and to close the Transfer and Assumption, derive from capital contributions to Buyer or Buyer Tenant, and are not secured, directly or indirectly, by an interest in the Buyer, the Buyer Tenant or any collateral for the Loan.

(h)
The financial position of the Buyer, Buyer Principal and Buyer Tenant has not significantly deteriorated from the financial position reflected in the most recent financial statements of Buyer, Buyer Principal and Buyer Tenant provided to Lender (to the extent such statements have been provided).

(i)
All information provided to Lender or Midland by Buyer or Buyer Principal, or any of its employees, officers, directors, partners, members, managers or representatives, in connection with or relating to (i) this Agreement or the transactions contemplated hereby or (ii) the Property, contains no untrue statement of material fact and does not omit a material fact necessary in order to make such information not misleading, and the provision of any such information by Lender or Midland to any rating agency is expressly consented to by Buyer Principal and will not infringe upon or violate any intellectual property rights of any party.  Buyer Principal, by its execution of this Agreement, jointly and severally with Buyer, agrees to reimburse, indemnify and hold Lender, its officers, agents, loan servicers (including, without limitation, Midland) and employees harmless from and against any and all liabilities, judgments, costs, claims, damages, penalties, expenses, losses or charges (including, but not limited to, all legal fees and court costs), which may now or in the future be undertaken, suffered, paid, awarded, assessed or otherwise incurred as a result of or arising out of any breach or inaccuracy of the foregoing representations and warranties or any fraudulent or tortious conduct of Buyer or Buyer Principal in connection with this Agreement or the transactions contemplated hereby, or the Property, including the misrepresentation of financial data presented by Buyer Principal to Lender by Buyer Principal.

(h)	All representations and warranties referred to herein shall be true as of the date of this Agreement and Closing and shall survive Closing.

Lender is entitled to rely, and has relied, upon these representations and warranties in the execution and delivery of this Agreement and all other documents and instruments executed and delivered by Lender in connection with this Agreement.

16.         Buyer Tenants Representations and Warranties.  Buyer Tenant hereby represents and warrants that:

(a)	Buyer Tenant is duly authorized to execute, deliver and perform this Agreement.
(b)	Any court or third-party approvals necessary for Buyer Tenant to enter into this Agreement have been obtained.
(c)	The entities and/or persons executing this Agreement on behalf of Buyer Tenant are duly authorized to execute and deliver this Agreement.
(d)
This Agreement, and the replacements for the Seller Tenant Assignment of Leases, Subordination of Management Agreement and Subordination are in full force and effect and the transaction contemplated therein constitute valid and binding obligations of Buyer Tenant, enforceable against Buyer Tenant in accordance with their terms, and have not been modified either orally or in writing.

(e)	There is no bankruptcy, receivership or insolvency proceeding pending or threatened against Buyer Tenant.
(f)
Buyer Tenant does not have any intention to do any of the following prior to the Closing or within the 180 days following the Closing:  (i) seek entry of any order for relief as debtor and a proceeding under the Code (hereinafter defined), (ii) seek consent to or not contest the appointment of a receiver or trustee for itself or for all or any part of its property, (iii) file a petition seeking relief under any bankruptcy, arrangement, reorganization or other debtor relief laws, or (iv) make a general assignment for the benefit of its creditors.

(g)
All funds used by the Buyer Tenant to acquire a portion of the Property and to close the Transfer and Assumption, derive from capital contributions to Buyer Tenant, and are not secured, directly or indirectly, by an interest in the Buyer Tenant or any collateral for the Loan.

(h)
The financial position of the Buyer Tenant has not significantly deteriorated from the financial position reflected in the most recent financial statements of Buyer Tenant provided to Lender (to the extent such statements have been provided).

(i)
All information provided to Lender or Midland by Buyer Tenant, or any of its employees, officers, directors, partners, members, managers or representatives, in connection with or relating to (i) this Agreement or the transactions contemplated hereby or (ii) the Property, contains no untrue statement of material fact and does not omit a material fact necessary in order to make such information not misleading, and the provision of any such information by Lender or Midland to any rating agency is expressly consented to by Buyer Tenant and will not infringe upon or violate any intellectual property rights of any party.  Buyer Tenant, by its execution of this Agreement, jointly and severally with Buyer, agrees to reimburse, indemnify and hold Lender, its officers, agents, loan servicers (including, without limitation, Midland) and employees harmless from and against any and all liabilities, judgments, costs, claims, damages, penalties, expenses, losses or charges (including, but not limited to, all legal fees and court costs), which may now or in the future be undertaken, suffered, paid, awarded, assessed or otherwise incurred as a result of or arising out of any breach or inaccuracy of the foregoing representations and warranties or any fraudulent or tortious conduct of Buyer Tenant in connection with this Agreement or the transactions contemplated hereby, or the Property, including the misrepresentation of financial data presented to Lender.

(h)	All representations and warranties referred to herein shall be true as of the date of this Agreement and Closing and shall survive Closing.

Lender is entitled to rely, and has relied, upon these representations and warranties in the execution and delivery of this Agreement and all other documents and instruments executed and delivered by Lender in connection with this Agreement.

17.         Release of Seller, Seller Principal and Seller Tenant.  Lender hereby releases Seller, Seller Principal and Seller Tenant from all liability and obligations under the Loan Documents arising from and after the Closing, including, but not limited to, repayment of the Loan, but excepting, without limitation (i) any environmental or other damage to the Property occurring prior to the Closing, (ii) any obligations arising from the Purchase Agreement, (iii) any liability related to or arising from Seller’s or Seller Principal’s acts or omissions occurring prior to the Closing, and (iv) any liability related to or arising from fraudulent or tortious conduct, including intentional misrepresentation of financial data presented to Lender.

18.         Release of Lender.  Seller, Seller Principal and Seller Tenant, for themselves and for their agents, employees, representatives, officers, directors, general partners, limited partners, joint shareholders, beneficiaries, trustees, administrators, subsidiaries, affiliates, employees, servants and attorneys (collectively, the “Seller Releasing Parties”) jointly and severally release and forever discharge Lender, PNC Bank, National Association, Midland Loan Services, a Division of PNC Bank, National Association, and their respective successors, assigns, partners, directors, officers, employees, agents, attorneys, administrators, trustees, subsidiaries, affiliates, beneficiaries, shareholders and representatives from all liabilities, obligations, costs, expenses, claims and damages, at law or in equity, known or unknown, which any of the Seller Releasing Parties may now or hereafter hold or claim to hold under common law or statutory right, arising in any manner out of the Property, the Loan, any of the Loan Documents or any of the documents, instruments or any other transactions relating thereto or the transactions contemplated thereby.  Without limiting the generality of the foregoing, this release shall include the following matters: (a) all aspects of this Agreement and the Loan Documents, any negotiations, demands or requests with respect thereto, and (b) Lender’s exercise or attempts to exercise any of its rights under this Agreement, any of the Loan Documents, at law or in equity.  The Seller Releasing Parties agree that this release is a full, final and complete release and that it may be pleaded as an absolute bar to any or all suit or suits pending or which may thereafter be filed or prosecuted by any of the Seller Releasing Parties, or anyone claiming by, through or under any of the Seller Releasing Parties.  The Seller Releasing Parties agree that this release is binding upon each of them and their respective agents, employees, representatives, officers, directors, general partners, limited partners, joint shareholders, beneficiaries, trustees, administrators, subsidiaries, affiliates, employees, servants and attorneys.

Buyer, Buyer Principal and Buyer Tenant, for themselves and for their agents, employees, representatives, officers, directors, general partners, limited partners, managers, members, joint shareholders, beneficiaries, trustees, administrators, subsidiaries, affiliates, employees, servants and attorneys (collectively, the “Buyer Releasing Parties”) jointly and severally release and forever discharge Lender, PNC Bank, National Association, Midland Loan Services, a Division of PNC Bank, National Association, and their respective successors, assigns, partners, directors, officers, employees, agents, attorneys, administrators, trustees, subsidiaries, affiliates, beneficiaries, shareholders and representatives from all liabilities, obligations, costs, expenses, claims and damages, at law or in equity, known or unknown, which arise out of any matters occurring prior to the Closing in connection with the transactions contemplated hereby. The Buyer Releasing Parties agree that this release is a full, final and complete release and that it may be pleaded as an absolute bar to any or all suit or suits pending or which may thereafter be filed or prosecuted by any of the Buyer Releasing Parties, or anyone claiming by, through or under any of the Buyer Releasing Parties.  The Buyer Releasing Parties agree that this release is binding upon each of them and their respective agents, employees, representatives, officers, directors, general partners, limited partners, joint shareholders, beneficiaries, trustees, administrators, subsidiaries, affiliates, employees, servants and attorneys.

19.         Ratification and Confirmation of the Loan.  Buyer agrees to perform each and every obligation under the Loan Documents, as specifically modified by this Agreement, in accordance with their respective terms and conditions.  Buyer ratifies, affirms, reaffirms, acknowledges, confirms and agrees that the Loan Documents, as modified, remain in full force and effect and represent legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their terms. Buyer agrees that, except as expressly provided herein,  this Agreement does not diminish, impair, release or relinquish the liens, powers, titles, security interests and rights securing or guaranteeing payment of the Loan, including the validity or first priority of the liens and security interests encumbering the Property granted Lender by the Loan Documents.

At all times Buyer shall comply with all terms of the Loan Documents, including without limitation, the insurance requirements of the Loan Documents. Although the Lender may accept certain evidence of insurance for purposes of closing the Transfer and Assumption, the Lender or its servicer may at any time and from time to time request additional insurance information from Buyer to ensure or monitor Buyer’s compliance with the insurance provisions of the Loan Documents and may request that Buyer provide such coverages as Lender or its servicer may require consistent with the terms of the Loan Documents.  By entering into this Agreement, Lender specifically does not waive or modify any of the insurance requirements under the Loan Documents nor any of the remedies provided therein for failure to secure such required insurance coverage.

20.         Intentionally Omitted.

21.         Nonwaiver. The parties hereto acknowledge and agree that (a) any performance or non-performance of the Loan Documents prior to the date of this Agreement does not affect or diminish Lender’s ability to require future compliance with the Loan Documents, and (b) in the future, Lender will require strict compliance with and performance of the Loan Documents. Nothing contained herein shall be construed as a waiver of any of Lender’s rights or remedies with respect to any default under this Agreement or any Loan Document.

22.         Bankruptcy of Buyer or Buyer Principal.  Buyer covenants and agrees that in the event Buyer shall (i) file any petition with any bankruptcy court or be the subject of any petition under the United States Bankruptcy Code (11 U.S.C. §101 et seq., the “Code”), (ii) file or be the subject of any petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency, or other relief for debtors, (iii) have sought or consented to or acquiesced in the appointment of any trustee, receiver, conservator, or liquidator, or (iv) be the subject of any order, judgment, or decree entered by any court of competent jurisdiction approving a petition filed against such party for any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency, or relief for debtors, Lender shall thereupon be entitled, and Buyer irrevocably consents, to the entry of an order by a bankruptcy court granting to Lender relief from any automatic stay imposed by Section 362 of the Code, or otherwise, on or against the exercise of the rights and remedies otherwise available to Lender as provided in the Loan Documents, this Agreement or as otherwise provided by law or in equity, and Buyer irrevocably waives its right to object to, attempt to enjoin or otherwise interfere with such relief and the exercise and enforcement by Lender of its rights and remedies following entry of such order.  Without limiting the generality of the immediately preceding sentence, Buyer agrees that Lender will be entitled to and it consents to immediate relief from the automatic stay imposed by the Code to allow Lender to take any and all actions necessary, desirable or appropriate to enforce any rights Lender may have under the Loan Documents, including, but not limited to, the right to possession of the Property, collection of rents, and/or the commencement or continuation of an action to foreclose Lender’s liens and security interests.  Buyer further agrees that the filing of any petition for relief under the Code which postpones, prevents, delays or otherwise hinders Lender’s efforts to collect the amounts due under the Note or to liquidate any of the collateral therefor shall be deemed to have been filed in bad faith and, therefore, shall be subject to prompt dismissal or conversion to a liquidation case under the Code upon motion therefor by Lender.  Further, Buyer agrees that it will not seek, apply for or cause the entry of any order enjoining, staying, or otherwise prohibiting or interfering with Lender’s obtaining an order granting relief from the automatic stay and enforcement of any rights which Lender may have under the Loan Documents, including, but not limited to, Lender’s right to possession of the Property, collection of rents and/or the commencement or continuation of an action to foreclose Lender’s liens and security interests under the Loan Documents.

Buyer Principal covenants and agrees that in the event Buyer Principal shall (i) file any petition with any bankruptcy court or be the subject of any petition under the Code, (ii) file or be the subject of any petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency, or other relief for debtors, (iii) have sought or consented to or acquiesced in the appointment of any trustee, receiver, conservator, or liquidator, or (iv) be the subject of any order, judgment, or decree entered by any court of competent jurisdiction approving a petition filed against such party for any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency, or relief for debtors, Lender shall thereupon be entitled, and Buyer Principal irrevocably consents, to the entry of an order by a bankruptcy court granting to Lender relief from any automatic stay imposed by Section 362 of the Code, or otherwise, on or against the exercise of the rights and remedies otherwise available to Lender as provided in the Loan Documents, this Agreement or as otherwise provided by law or in equity, and Buyer Principal irrevocably waives its right to object to, attempt to enjoin or otherwise interfere with such relief and the exercise and enforcement by Lender of its rights and remedies following entry of such order.  Without limiting the generality of the immediately preceding sentence, Buyer Principal agrees that Lender will be entitled to and it hereby consents to immediate relief from the automatic stay imposed by the Code to allow Lender to take any and all actions necessary, desirable or appropriate to enforce any rights Lender may have under the Loan Documents, including, but not limited to, the right to possession of the Property, collection of rents, and/or the commencement or continuation of an action to foreclose Lender’s liens and security interests. Buyer Principal further agrees that the filing of any petition for relief under the Code which postpones, prevents, delays or otherwise hinders Lender’s efforts to collect the amounts due under the Note or to liquidate any of the collateral therefor shall be deemed to have been filed in bad faith and, therefore, shall be subject to prompt dismissal or conversion to a liquidation case under the Code upon motion therefor by Lender.  Further, Buyer Principal agrees that it will not seek, apply for or cause the entry of any order enjoining, staying, or otherwise prohibiting or interfering with Lender’s obtaining an order granting relief from the automatic stay and enforcement of any rights which Lender may have under the Loan Documents, including, but not limited to, Lender’s right to possession of the Property, collection of rents and/or the commencement or continuation of an action to foreclose Lender’s liens and security interests under the Loan Documents.

23.         Compliance with Interest Law.  It is the intention of the parties hereto to conform strictly to any present or future law which has application to the interest and other charges under the Loan Documents (the “Interest Law”).  Accordingly, notwithstanding anything to the contrary in the Loan Documents, the parties hereto agree that the aggregate amount of all interest or other charges taken, reserved, contracted for, charged or received under the Loan Documents or otherwise in connection with the Loan shall under no circumstances exceed the maximum amount of interest allowed by the Interest Law.  If any excess interest is provided for in the Loan Documents, then any such excess shall be deemed a mistake and canceled automatically and, if theretofore paid, shall be credited against the indebtedness evidenced and secured by the Loan Documents (the “Indebtedness”) (or if the Indebtedness shall have been paid in full, refunded by Lender), and the effective rate of interest under the Loan Documents shall be automatically reduce to the maximum effective contract rate of interest that Lender may from time to time legally charge under the then applicable Interest Law with respect to the Loan.  To the extent permitted by the applicable Interest Law, all sums paid or agreed to be paid to Lender for the use, forbearance or detention of the Indebtedness shall be amortized, prorated, allocated and spread throughout the full term of the Loan.

24.         Impound Accounts.  The Seller hereby assigns to the Buyer, its successors and assigns, all of its rights, title and interest in and to the reserve accounts, impound accounts and/or Escrow Deposits which have been established with Lender for the payment of taxes, assessments, repairs and replacements, production of financial reports, tenant rollover, tenant improvements and insurance, and the Lender, PNC Bank, National Association, and Midland Loan Services, a Division of PNC Bank, National Association, are hereby released from any further responsibility to the Seller in connection with such accounts.

25.         Single Purpose Entity.  Until the indebtedness provided in the Note has been paid in full to Lender and Buyer, its successors and/or assigns have satisfied all covenants, conditions and agreements contained in the Loan Documents (collectively, the “Debt”), Buyer’s organizational documents will provide that Buyer’s sole business purpose shall be the acquisition, ownership and operation of the Property and Buyer Tenant’s organizational documents will provide that Buyer Tenant’s sole business purpose shall be the operation of the Property.

26.         Compliance with Organizational Documents.  Buyer and Buyer Tenant shall at all times during the term of the Note conduct their business affairs in compliance with their respective organizational documents, and shall not amend them without Lender’s consent.

27.         Compliance with Anti-Terrorism Orders.

(i)          Buyer will not permit the transfer of any interest in Buyer to any person or entity who is listed on the Lists or whose beneficial owners are listed on the specially Designated Nationals and Blocked Persons List (the “List”) maintained by the Office of Foreign Asset Control, Department of the Treasury (“OFAC”) pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (September 25, 2001) (the “Order”) and/or any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Executive Orders (such lists are collectively referred to as the “Lists”).

(ii)         Buyer will not knowingly enter into a Lease with any party who is either (A) listed on the Lists or (B) engaged in illegal activities.

(iii)        Buyer shall immediately notify Lender if it becomes known to Buyer that any member or beneficial owner of Buyer is listed on the Lists or (A) is indicted on, or (B) arraigned and held over on charges involving money laundering or predicate crimes to money laundering.

(iv)        Buyer shall immediately notify Lender if it becomes known to Buyer that any tenant at the Property is listed on the Lists or (A) is convicted on, (B) pleads nolo contendere to, (C) is indicted on or (D) is arraigned and held over on charges involving money laundering or predicate crimes to money laundering.

28.         Further Assurances.  The parties hereto agree to do any act or execute any additional documents required by Lender, from time to time, to correct errors in the documenting of the Transfer and Assumption, to effectuate the purposes of this Agreement or to better assure, convey, assign, transfer, perfect or confirm unto Lender the property and rights intended to be given it in the Loan Documents.

29.         Liability.  If any party hereto consists of more than one person, the obligations and liabilities of each such person hereunder shall be joint and several.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns forever.

30.         Severability.  If any term, covenant or condition of this Agreement is held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such term, covenant or condition and the validity or enforceability of the remaining terms, covenants or conditions shall not in any way be affected.

31.         Applicable Law; Jurisdiction.  This Agreement shall be governed and construed in accordance with the laws of the state in which the Property is located.  The parties hereto submit to personal jurisdiction in the state courts located in said state and the federal courts of the United States of America located in said state for the enforcement of any obligations hereunder and waive any and all personal rights under the law of any other state to object to jurisdiction within such state for the purposes of any action, suit, proceeding or litigation to enforce such obligations.

32.         No Restrictions on Performance.  The execution and delivery of this Agreement and compliance with the provisions hereof, will not conflict with, or constitute a breach of or a default under any agreement or other instrument to which any party hereto is a party or by which it is bound.

33.         Definitions.  Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Agreement (including pronouns) shall include the corresponding masculine, feminine or neuter forms, and the singular form such words shall include the plural and vice versa. The words “included,” “includes” and “including” shall each be deemed to be followed by the phrase, “without limitation.”  The words “herein,” “hereby,” “hereof,” and “hereunder” shall each be deemed to refer to this entire Agreement and not to any particular paragraph, article or section hereof.  Notwithstanding the foregoing, if any law is amended so as to broaden the meaning of any term defined in it, such broader meaning shall apply subsequent to the effective date of such amendment.  Where a defined term derives its meaning from a statutory reference, any regulatory definition is broader than the statutory reference and any reference or citation to a statute or regulation shall be deemed to include any amendments to that statue or regulation and judicial and administrative interpretations of it.

34.         Securities Act of 1933.  Seller and Seller Principal represent that neither Seller, Seller Principal, nor any agent acting for any of them has offered the Note or any similar obligation for sale to or solicited any offers to buy the Note or any similar obligation from any person or party other than Lender, and neither Seller, Seller Principal, nor any agent acting for any of them will take any action which would subject the sale of the Note to the provisions of Section 5 of the Securities Act of 1933, as amended.  Buyer and Buyer Principal represent that neither Buyer, Buyer Principal, nor any agent acting for any of them has offered the Note or any similar obligation for sale to or solicited any offers to buy the Note or any similar obligation from any person or party other than Lender, and neither Buyer, Buyer Principal, nor any agent acting for any of them will take any action which would subject the sale of the Note to the provisions of Section 5 of the Securities Act of 1933, as amended.

35.         Compliance with ERISA.  Seller and Seller Principal represent and warrant that as of the date of this Agreement, neither Seller nor Seller Principal maintains any employee benefit plan which requires compliance with ERISA, and that if at any time either of them shall institute any employee benefit plans, they shall at all times comply with the requirements of ERISA. Buyer and Buyer Principal represent and warrant that as of the date of this Agreement, neither Buyer nor Buyer Principal maintains any employee benefit plan which requires compliance with ERISA, and that if at any time either of them shall institute any employee benefit plans, they shall at all times comply with the requirements of ERISA.

36.         Sole Discretion of Lender.  Wherever pursuant to this Agreement, Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, Lender’s decision to approve or disapprove or to decide that arrangements or terms are satisfactory or not satisfactory shall be in the sole and absolute discretion of Lender and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein.

37.         Headings, Etc.  The headings and captions of various paragraphs of this Agreement are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

38.         Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement.

39.         Integration, Survival.  This Agreement and the Loan Documents embody the entire agreement by and between the parties hereto with respect to the Loan, and any and all prior correspondence, discussions or negotiations are deemed merged therein.  Except as otherwise specifically provided herein, all obligations of any party contained in this Agreement or the Loan Documents shall survive the Closing and Lender hereby preserves all of its rights against all persons or entities and all collateral securing the Loan, including, without limitation, the Property.

40.         No Oral Change.  This Agreement, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of any party hereto, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

41.         Notices.  Except as otherwise specified herein, any notice, consent, request or other communication required or permitted hereunder shall be in writing and shall be deemed properly given if delivered in accordance with the notice requirements contained in the Loan Documents using the address for a party hereto set forth at the top of the first page of this Agreement.

42.        WAIVER OF JURY TRIAL.  THE PARTIES HERETO KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON THE LOAN OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE LOAN DOCUMENTS, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTION OF ANY PARTY HERETO.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER’S CONSENT TO THE TRANSFER AND ASSUMPTION.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day, month and year first above written.

BUYER:

MOODY NATIONAL WOOD-HOU HOLDING, LLC,
a Delaware limited liability company

By:	/s/ Brett C. Moody
Brett C. Moody, President

BUYER PRINCIPAL:

MOODY NATIONAL REIT I, INC., a Maryland corporation

By:	/s/ Brett C. Moody
Brett C. Moody, Chief Executive Officer

MOODY NATIONAL OPERATING PARTNERSHIP I, L.P., a Delaware limited partnership

By:	Moody National REIT I, Inc.,
a Maryland corporation,
its general partner

By:	/s/ Brett C. Moody
Brett C. Moody,
Chief Executive Officer

/s/ Brett C. Moody
BRETT C. MOODY

BUYER TENANT:

MOODY NATIONAL WOOD-HOU MT, LLC, a Delaware limited liability company

By:	/s/ Brett C. Moody
Brett C. Moody,
President

SELLER:

WOODLANDS TERRAPIN INVESTORS I, LLC, a Texas limited liability company

By:	/s/ Anthony J. Sherman
Anthony Jon Sherman,
Manager

WOODLANDS TERRAPIN INVESTORS II, LLC, a Texas limited liability company

By:	/s/ Anthony J. Sherman
Anthony Jon Sherman,
Manager

WOODLANDS TERRAPIN INVESTORS III, LLC, a Texas limited liability company

By:	/s/ Anthony J. Sherman
Anthony Jon Sherman,
Manager

537 HOUSTON, LLC,
a Texas limited liability company

By:	/s/ Anthony J. Sherman
Anthony Jon Sherman,
Manager

MAVEN HOUSTON, LLC,
a Texas limited liability company

By:	/s/ Anthony J. Sherman
Anthony Jon Sherman,
Manager

MARC HOTEL HOUSTON, LLC,
a Texas limited liability company

By: /s/ Anthony J. Sherman
Anthony Jon Sherman,
Manager

MIRIAM HOTEL HOUSTON, LLC,
a Texas limited liability company

By:	/s/ Anthony J. Sherman
Anthony Jon Sherman,
Manager

SELLER TENANT:

TERRAPIN OPERATOR WOODLANDS, LLC, a Texas limited liability company

By:	/s/ Anthony J. Sherman
Anthony Jon Sherman,
Manager

SELLER PRINCIPAL:

/s/ Anthony J. Sherman
ANTHONY JON SHERMAN

SHERMAN FAMILY TRUST DTD 4/22/03 TRUST

By:	/s/ Anthony J. Sherman
Anthony Jon Sherman,
Trustee

/s/ Miriam F. Lipton
MIRIAM F. LIPTON

/s/ Marc E. Lipton
MARC E. LIPTON

MARC E. LIPTON LIVING TRUST

By:	/s/ Marc E. Lipton
Marc E. Lipton,
Trustee

/s/ Craig S. Lipton
CRAIG S. LIPTON

CRAIG S. LIPTON REVOCABLE TRUST DTD 3/22/04

By:	/s/ Craig S. Lipton
Craig S. Lipton,
Trustee

/s/ Dwight W. Davis
DWIGHT W. DAVIS

/s/ William D. Schmikler
WILLIAM D. SCHMICKER

LENDER:

U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE, SUCCESSOR-IN-INTEREST TO BANK OF AMERICA, N.A., AS TRUSTEE, SUCCESSOR BY MERGER TO LASALLE BANK NATIONAL ASSOCIATION, AS TRUSTEE FOR THE REGISTERED HOLDERS OF J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP9, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-LDP9

By:	Midland Loan Services, a Division of
PNC Bank, National Association,
Its Attorney-in-Fact

By:	/s/ Gregory L. McFarland
Gregory L. McFarland,
Senior Vice President

EXHIBIT A
Legal Description

Reserve A, Block 1, Final Plat of HOMEWOOD SUITES-SHENANDOAH, a subdivision in  Montgomery County, Texas, according to map or plat thereof recorded in Volume N, Page 154 of the Map Records of Montgomery County, Texas.

Tax Parcel No.: 0389-00-02822

EXHIBIT B

Additional Stipulations

B-1
Cash Management Stipulations.Borrower, Lender and Moody National Wood-Hou MT, LLC, a Delaware limited liability company (“Operating Tenant”) have entered into that certain Cash Management Agreement (the “Cash Management Agreement”) of even date herewith which, among other things, provides for the disposition of Rents and Profits from the Property.  It is specifically agreed that (i) the Cash Management Agreement is one of the Loan Documents (as defined in this Deed of Trust), and (ii) the Reserves (as defined in the Cash Management Agreement) shall be maintained by Lender as provided for in the Cash Management Agreement.  The Reserves and any disbursement therefrom shall be subject to both this Deed of Trust, the Cash Management Agreement and the other Loan Documents.  All references in this Deed of Trust to the Impound Account and to the other Reserves shall be deemed to refer to the account or accounts into which the proceeds of each such Reserve have been deposited pursuant to the Cash Management Agreement.  All payments from Borrower or Operating Tenant to Lender with respect to Reserves shall be made as provided in the Cash Management Agreement.

B-2
Curtailment Reserve.During any Curtailment Period (as defined in the Cash Management Agreement), Borrower shall be required to establish and maintain a reserve (the “Curtailment Reserve”) to be funded, maintained and disbursed in accordance with the terms and provisions of the Cash Management Agreement.

B-3
PIP Reserve.    (i)     Contemporaneously with the execution of this Agreement, Borrower or Operating Tenant has established with Lender a reserve in the amount of $1,315,870.15 (the “PIP Reserve”), by depositing such amount with Lender.  Borrower or Operating Tenant shall complete the repairs and renovations identified in the Property Improvement Plan dated April 6, 2012 (the “PIP Report”) established by Homewood Suites by Hilton (the “PIP Repairs”), and provide evidence reasonably satisfactory to Lender and the Franchisor, that the PIP Repairs have been completed within the required deadlines as set forth in the PIP Report or as otherwise agreed by the Franchisor (the “PIP Repairs Deadline”).  If the PIP Repairs are not completed or if the funds are not completely drawn down by the PIP Repairs Deadline, Lender may, in its sole discretion, in addition to any other remedies Lender may have, undertake the PIP Repairs (at Borrower’s and Operating Tenant’s expense, and to the extent sufficient, using funds in the PIP Reserve).  Failure to make the PIP Repairs by the PIP Repairs Deadline shall constitute an Event of Default under the Loan Documents, at the election of Lender, and Lender shall have all remedies provided therein including the right to apply the PIP Reserve against amounts owed with respect to the Loan and the right to make the PIP Repairs and obtain reimbursement from the Borrower or Operating Tenant.  Upon completion of the PIP Repairs to Lender’s and Franchisor’s reasonable satisfaction, Lender shall disburse to Borrower or Operating Tenant, as directed by such parties, the PIP Reserve (to the extent it has not been applied to the Loan following an Event of Default or used to pay or reimburse Lender) for PIP Repairs.  Borrower and Operating Tenant shall be entitled to perform any of the PIP Repairs in a manner that is more extensive than what is described in the PIP Report; provided, however, that to the extent Lender permits Borrower or Operating Tenant to obtain reimbursement from the PIP Reserve for any item described in the PIP Report before completion of all items described in the PIP Report, Borrower’s or Operating Tenant’s disbursement from the PIP Reserve shall be limited to the lesser of actual cost or one hundred twenty-five (125%) of the estimated cost for such item as stated in the PIP Report.

(ii)     So long as no Event of Default has occurred and is continuing (i) all sums in the PIP Reserve shall be held by Lender in the PIP Reserve to pay the costs and expenses of completing the PIP Repairs and (ii) Lender shall, provided each item of PIP Repairs has been completed in accordance with the PIP Report and to the extent funds are available for such purpose in the PIP Reserve and no more frequently two times a month, disburse to Borrower or Operating Tenant the amount paid or incurred by Borrower or Operating Tenant in completing and performing the PIP Repairs; provided, however, (a) the minimum draw request hereunder shall be $10,000.00, (b) Lender shall receive a written request from Borrower or Operating Tenant for disbursement from the PIP Reserve which shall include a certification by Borrower or Operating Tenant that the applicable item of PIP Repairs has been completed in accordance with the terms of the Security Instrument and the PIP Report, and (c) Lender shall receive invoices, receipts or other evidence satisfactory to Lender verifying the costs of the PIP Repairs to be paid or reimbursed have been incurred, and such other information and documentation as Lender shall request in its reasonable discretion.  Draw requests for individual invoices in excess of $50,000.00 shall include, in addition to the items specified in (b) and (c) above, affidavits, and/or unconditional lien waivers (provided, however, Lender shall not unreasonably withhold its consent to Borrower’s or Operating Tenant’s provision of a conditional lien waiver subject only to the payment of the amount specified in such disbursement request so long as an applicable unconditional lien waiver accompanies each succeeding funding request for the particular contractor and/or vendor) or other evidence reasonably satisfactory to Lender showing that all materialmen, laborers, subcontractors and any other parties who might or could claim statutory or common law liens and are furnishing or have furnished materials or labor to the Property have been paid all amounts due for such labor and materials furnished to the Property.  Borrower and Operating Tenant shall pay to Lender a processing fee of $200 for each draw request.  At Lender’s discretion, such processing fee may be taken from the PIP Reserve provided it does not cause the balance of the PIP Reserve to fall below an amount equal to one hundred twenty-five percent (125%) of the estimated cost for the remaining PIP Repairs.  At Lender’s reasonable discretion, disbursement may be made by joint check payable to Borrower or Operating Tenant on the one hand, and the applicable contractor on the other.

(iii)    Lender, in its reasonable discretion, may require Borrower or Operating Tenant to engage, at Borrower’s or Operating Tenant’s expense, as applicable, an independent construction consultant reasonably acceptable to the Lender, to verify the completion of work and the value of the completed work and, if applicable, certify that the Property is, as a result of such work, in compliance with all applicable laws, ordinances, rules and regulations relating to the PIP Repairs so performed.  Lender, in its reasonable discretion, may, from time to time, request that Borrower or Operating Tenant provide a No Further Changes Certificate pursuant to the laws of the State of Texas evidencing that there are no liens of record on the Property other than those in favor of the Lender.  If there is any cost associated with obtaining this Certificate, Lender will allow Borrower or Operating Tenant to utilize funds in the PIP Reserve to pay said costs provided that following such payment the PIP Reserve contains a balance equal to or greater than one hundred twenty-five percent (125%) of the estimated cost for the remaining PIP Repairs.

(iv)     The disbursement of the last ten percent (10%) of the funds in the PIP Reserve shall be conditioned on (a) Borrower’s or Operating Tenant’s satisfaction of all other draw requirements under this Section B-3 including, without limitation, Borrower’s or Operating Tenant’s provision of invoices and other reasonable evidence that Borrower or Operating Tenant has incurred costs equal to the amount required (if not already provided with previous draw requests), (b) completion of the PIP Repairs as evidenced by a third party inspection acceptable to Lender, including delivery of the following, if applicable: (1) a final certificate of occupancy from the appropriate building authority; (2) a certificate from Franchisor or another third party acceptable to Lender certifying that the PIP Repairs have been completed in accordance with the PIP Report; (3) final lien waivers for individual invoices of $50,000.00 or more (provided, however, Lender shall not unreasonably withhold its consent to Borrower’s or Operating Tenant’s provision of a conditional lien waiver subject only to the payment of the amount specified in such disbursement request so long as an unconditional lien waiver is delivered in conjunction with subsequent draw requests pertaining to said contractor and/or vendor); (4) an affidavit from Borrower or Operating Tenant stating that all contractors have been paid in full or will be paid in full upon the release of funds from the PIP escrow and an affidavit from each contractor stating that all subcontractors have been paid in full or will be paid in full upon receipt of requested final funds (which Lender’s consent for release of funds from the PIP escrow to pay for said requests will not be unreasonably withheld); and (5) a No Further Changes Certificate pursuant to the laws of the State of Texas showing no intervening liens of record on the Property other than those in favor of the Lender.

(v)     Lender shall not be required to make advances from the PIP Reserve more frequently than two times in any calendar month. Borrower acknowledges that Lender’s standard disbursement frequency is once per month; however, Lender agrees to make commercially reasonable efforts to process up to two disbursements requests each month. In making any payment from the PIP Reserve, Lender shall be entitled to rely on such request from Borrower or Operating Tenant without any inquiry into the accuracy, validity or contestability of any such amount. Interest or other earnings on the funds contained in the PIP Reserve shall be credited to Operating Tenant in accordance with Section 5.28 of the Security Instrument. In the event that the amounts on deposit or available in the PIP Reserve are inadequate to pay the costs of the PIP Repairs, Borrower or Operating Tenant shall pay the amount of such deficiency. To the extent that all of the PIP Repairs have been completed at a cost less than the aggregate PIP Reserve, then the residual balance of the PIP Reserve shall be disbursed to Operating Tenant.

B-4	Events of Default. In addition to those circumstances which are defined as Events of Default in Section 2.1 of this Deed of Trust, the following circumstance shall also constitute an Event of Default:

(i)     If any of the facts forming the basis of the assumptions set forth in that certain Single Member LLC Opinion covering the Borrower and the Operating Tenant, shall no longer be true and correct in all material respects.

SCHEDULE I

Replacement Pages 3 – 7 of Security Instrument

(See attached)